Exhibit 10.2

                              SETTLEMENT AGREEMENT
                              --------------------

THIS SETTLEMENT AGREEMENT ("Settlement") dated March 31, 2011 is made by and between Competitive Technologies, Inc. ("CTTC"), and Life Episteme SARL ("LEG"), collectively referred to as the "parties."

                                    RECITALS

     A. On February 16, 2009, CTTC entered into a distribution agreement ("Agreement") with Dr. Domenico Pecorini for the Calmare MC-5A pain device ("Unit") covering Italy and certain other countries.

     B.     Dr. Pecorini assigned the Agreement to LEG on October 21, 2009.

     C. The Agreement contained a minimum purchase requirement for the number of

Units that LEG must purchase from CTTC for resale in order for LEG to meet its obligations under the Agreement.

     D. The Agreement calls for LEG to prepay for Units ordered by LEG from CTTC.

     E. Between September 29, 2009 and July 21, 2010, CTTC shipped 110 units to LEG.

     F. LEG has made payment to CTTC for 55 Units, but has not paid CTTC for 55 units ("55 unpaid Units"). LEG has objected to payment for the 55 Unpaid Units raising technical and administrative issues, but CTTC has not accepted those objections as valid.

     G. LEG organized Life Episteme Italia srl ("LEI") as a joint venture company to be a sub-distributor of Units; Hospital Consulting s.p.a. acquired 49% of this joint venture company at the end of 2009.

     H. On December 21, 2010, CTTC gave LEG notice of the termination of the Agreement.

     (I.     Intentionally Omitted)

     J. On January 18, 2011, CTTC gave LEG notice of the exercise of CTTC's reclamation rights to the 55 unpaid Units under the applicable laws of the State of Connecticut, U.S.A. The 55 unpaid Units have now been reclaimed by CTTC and have been contracted for sale to LEI under an agreed purchase and payment schedule.

     K. As a consequence of CTTC's exercise of the right of reclamation as mentioned above, CTTC and LEG acknowledge that the 55 unpaid Units are the exclusive property of CTTC which has successfully reclaimed the Units and that LEG releases any claim to any right, title or interest in those 55 Units in accordance with this Agreement.

     L.     CTTC and LEG desire to enter into this Settlement Agreement
("Settlement")

to settle fully and finally all matters.

NOW, THEREFORE, in consideration of the mutual covenants and agreements of the parties in this Settlement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.     Rescission  of  Sale of 55 Unpaid Units. The parties acknowledge that LEG
       ----------------------------------------
has not paid CTTC for 55 Units, and that CTTC has undisputed ownership of those 55 unpaid Units following CTTC's rescission of the sale, reclamation of the 55 unpaid Units, and issuance of a notice "zeroing out" the previous invoice for those 55 unpaid Units.

2.     New  Sale  of 53 Unpaid Units.  The Parties acknowledge that CTTC has now
       ------------------------------
sold to LEI 53 out of those 55 unpaid reclaimed Units, LEG hereby executes the legal and administrative documentation (attached addendum A: formal "liberatoria") for transfer to LEI of warehouse tickets to the 52 Units, currently deposited at "Magazzini Generali della Brianza" in Concorezzo as the outsourced warehouseman contracted by LEG an 1 unit currently located at European Hospital in Rome. LEG shall provide all necessary assistance to the forwarder contracted by CTTC to execute the physical transfer to CTTC or its designee of custody and control of the 53 Units in Concorezzo and Rome.

3.     No-Charge Demonstration Loans. Both Parties acknowledge that 2 Units, out
       ------------------------------
of the 55 unpaid Units reclaimed by CTTC, are now subject to no-charge demonstration loans made by LEG to Hospital Bambino Gesu in Rome. The Parties acknowledge that CTTC shall retain all right, title and interest in these two Units, and LEG confirms that it has no right, title or interest in those two Units.

4.     Confirmation  of  Termination  of Distributorship. The parties agree that
       --------------------------------------------------
all of LEG'S distribution and LEI's sub-distribution rights for the sale of the Units are terminated. LEG shall not have any right to purchase Units from CTTC or to resell Units to any other party. Beyond the 55 unpaid Units discussed above in which LEG relinquishes all rights by this Agreement, any future distribution rights of LEI would be subject of a separate agreement to which LEG shall not be a party. LEG's Distributor Agreement and all involvement, liabilities, obligations of any nature of LEG with the Units, customers, CTTC and LEI shall be terminated upon execution of this Agreement, provided, however, that any transitional involvement of any member or principal of LEG shall not exceed that which is necessary to facilitate the physical transfer of the Units or otherwise to effectuate this Agreement.

5.     Further  Consideration;Execution  of Necessary Additional Documents. Each
       --------------------------------------------------------------------
of the parties covenants and agrees to execute such additional documents as may reasonably required in order to complete this Settlement.

6.     Entire  Understanding; Modification; Waiver. This Settlement contains the
       --------------------------------------------
entire understanding of the parties relating to the subject matter and supersedes all prior and contemporaneous understandings, representations, agreements, and courses of dealing, whether oral or written, between the parties concerning this subject matter. This Settlement may not be modified orally, and no change, termination or waiver of any provision contained herein shall be binding unless in writing and signed by the party to be bound. No waiver by any party of a breach of any provision of this Settlement shall be construed as a waiver of any subsequent or other breach. Time is of the essence in the performance of this Settlement. No party shall be a third-party beneficiary of this Settlement or underlying Agreement.

7.     Construction;  Severability;  Jurisdiction.  This  Settlement  shall  be
       -------------------------------------------
enforced, governed, and construed in accordance with the laws of the State of Connecticut, U.S.A., without resort to its choice of law or other conflict of laws provisions. The invalidity or unenforceability of any provision of this Settlement shall not invalidate or render unenforceable any other provision of this Settlement. The parties agree that any dispute between the parties shall be brought before the American Arbitration Association in Washington, D.C., U.S.A., and that only a court in the State of Connecticut, U.S.A. shall have jurisdiction or venue over any dispute and consequent arbitration. LEG consents to jurisdiction in Connecticut.

8.     Costs  and  Attorney's  Fees. Each party shall be responsible for its own
       -----------------------------
attorney's fees, expenses and costs in connection with the Agreement and this Settlement In the event of any dispute between the parties that results in the commencement of any action or proceeding by one party against the other, the unsuccessful party in such action or proceeding shall reimburse the successful party for its reasonable attorney's fees, expenses and costs incurred in connection with that action or proceeding.

9.     Counterparts  and  Faxed  Signatures.  This  Settlement  Agreement may be
       -------------------------------------
executed in separate counterparts, each of which shall be considered an original and all of which together shall be deemed to be one and the same agreement.

10.     Notices.  All  notices to be provided by one party to the other shall be
        --------
in writing and shall be deemed sufficiently given when sent facsimile transmission with confirmation received, e-mail with acknowledgment received or hand delivery to the other party at the following addresses:

     To CTTC:

     Stephen Sale, Esq. 910 16th Street,
     N.W. Suite 500
     Washington,  D.C.  20006
     Tel:  (202)  872-4713
     Fax:  (202)  887-5137
     Email:  sscsq@aol.com
     ---------------------

     To LEG

     Life Episteme SAGL
     Via Gregoriana, 5
     00187 Rome RM
     Italy

     Tel. +39 06 9970-2925
     Email: d.pecorini@lifeepisteme.eu
            --------------------------
            cbn.cioffi@email.com
            --------------------

     With a copy to:

     Avv. Giuseppe Belcastro
     Piazza Cavour 1700193
     Roma

     tel. +39 063242704 fax +39 063215142
     avv.giuseppebeicastro@gmail.com
     -------------------------------

Each party may change its recipient(s) for notice by delivering written notice of such change to the other parties. All notices shall be deemed received three days after delivery by confirmed fax or acknowledged email.

11.     Release of Claims by CTTC against LEG. In consideration for the promises
        --------------------------------------
in this Settlement, CTTC, and its employees, agents, successors and assigns each agree to release, and do release and forever discharge Life Episteme SARL, its employees, agents, successors and assigns (collectively, the "LEG Released Parties") from any claim, obligation or liability up to and through the time of this Settlement. Notwithstanding the foregoing, this Release shall not release LEG Released Parties from performing their respective obligations under this Settlement.

12.     Release of Claims by LEG against CTTC. In consideration for the promises
        --------------------------------------
in this Settlement and the underlying Agreement, LEG and its principals, members, employees, agents, successors and assigns each agree to release, and do release and forever discharge, CTTC and its employees, agents, successors and assigns (collectively, the "CTTC Released Parties") from any claim, obligation or liability up to and through the time of this Settlement. Notwithstanding the foregoing, this Release shall not release CTTC Released Parties from performing their obligations under this Settlement. In addition, LEG and its principals, members employees, agents, successors and assigns acknowledge both that Umberto Marangoni, previously General Manager of LEG, is now employed by CTTC and that this release includes any claim, obligation or liability related to the present employment of Mr. Marangoni by CTTC or the former employment of Mr. Marangoni by LEG.

13.     No  Payment;  Cooperation.  CTTC  and LEG mutually acknowledge and agree
        --------------------------
that no payment whatsoever is due from each Party to the other as a consequence of the present Settlement so long as LEG cooperates fully in the transfer of all right, title, interest and control of the 55 Unpaid Units pursuant to this Agreement. LEG (a) shall transfer all warehouse receipts for Unpaid Units as directed by CTTC and (b) shall advise the warehouseman for the Unpaid Units that only CTTC or its designee may direct any further disposition of those Unpaid Units.

14.     Non-Disparagement  and  Non-interference.  In  consideration  for  the
        -----------------------------------------
promises in this Settlement, LEG and its principals, members, employees, agents, successors and assigns agree (a) that the business of LEG and its employees, agents, successors and assigns shall no longer be involved with any distributor, customer, manufacturer or inventor of the Calmare units and (b) that LEG and its employees, agents, successors and assigns shall not interfere with the business of or disparage CTTC, its business, its employees, agents, successors, assigns, distributors, customers, manufacturer, inventor, the Calmare Unit or incorporated technology. In consideration for the promises in this Settlement, CTTC and its employees, agents, successors and assigns agree that they shall not interfere with the business of or disparage LEG or its employees, agents, successors, or assigns so long as LEG shall refrain from involvement in any further business with any distributor, customer, manufacturer or inventor of the Calmare units.

15.     Signatures  and Execution. This Settlement shall not be binding upon the
        -------------------------
Parties until it has been duly executed by or on behalf of each Party, in which event it shall be effective on the Effective Date. The Parties' pdf version, and a print-out of that pdf version, of this Agreement shall have the effect, and shall be fully binding on the parties in the same fashion, as the document with original signatures, provided, however, that the Settlement with original signatures shall be provided to the other Party as soon as possible.

16.  Authority.  The  undersigned  LEG,  Dr. Domenico Pecorini, Simona Musio and
     ---------
Paolo Pepe hereby warrant (a) that they are authorized to execute this Agreement personally and on behalf of LEG, (b) that all corporate formalities shall have been fully complied with and fulfilled, and (c) that they shall provide CTTC with any required shareholder consent or ratification no later than April 11, 2011. A copy of the document showing the authority of Dr. Domenico Pecorini, Simona Musio and Paolo Pepe to execute this Agreement on behalf of LEG is attached to the Agreement as Addendum B.

IN WITNESS WHEREOF, the parties hereto have executed this Settlement Agreement effective as of the date set forth above.

LIFE EPISTEME SARL
------------------
                                             \s\ Simona Musio
                                             ----------------
By \s\ xxxx                                  Simona Musio
-----------

COMPETITIVE TECHNOLOGIES, INC.               \s\ Dr. Domenico Pecorini
------------------------------               -------------------------
                                             Dr. Domenico Pecorini

By \s\ Johnnie D. Johnson                    \s\ Paolo Pepe
-------------------------                    --------------
Johnnie D. Johnson                           Paolo Pepe
Chief Executive Officer